EXHIBIT 23.1

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com	A Member of the Forum of Firms

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
MultiCell Technologies, Inc.

As an independent registered public accounting firm, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to 25,000,000 shares of common stock issuable under the terms of the Company’s 2004 Equity Incentive Plan of MultiCell Technologies, Inc. of our report dated March 13, 2009 with respect to the consolidated financial statements of MultiCell Technologies, Inc. and subsidiaries as of November 30, 2008 and 2007 and for the years then ended which is incorporated by reference in the amended Form 10-K as filed with the Securities and Exchange Commission on August 7, 2009.

HANSEN, BARNETT & MAXWELL, P.C.

/s/ Hansen, Barnett & Maxwell, P.C.

Salt Lake City, Utah
September 21, 2009